PRICING SUPPLEMENT NO. 11                                         Rule 424(b)(3)
DATED:   July 18, 2005                                       File No. 333-121744
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)


                                 $12,410,781,162

                         THE BEAR STEARNS COMPANIES INC.

                           Medium-Term Notes, Series B


Principal Amount: $150,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 7/27/2005   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date:  7/27/2007        CUSIP#: 073928L43

Option to Extend Maturity:       No   [x]
                                 Yes  [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------
        N/A                  N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate: N/A

[ ]  Commercial Paper Rate               Minimum Interest Rate: N/A

[x]  Federal Funds Effective Rate

[ ]  Federal Funds Open Rate             Interest Reset Date(s): Daily

[ ]  Treasury Rate                       Interest Reset Period: Daily

[ ]  LIBOR Reuters                       Interest Payment Date(s): *

[ ]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate: 3.37%             Interest Payment Period: Monthly

Index Maturity:  N/A

Spread (plus or minus):  +0.09%


* On the 27th of each month, commencing August 27, 2005, or if such date is not a Business Day, the next succeeding Business Day, including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.